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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
First Savings Bank, SLA:

We consent to the use of our report dated January 27, 1997, except as to Note 19, which is as of December 31, 1997, relating to the consolidated statements of financial condition of First Savings Bank, SLA, and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, included herein, and to the reference to our firm under the heading "Experts," "Consolidated Statements of Income,"
"Selected Financial and Other Data," "Effects of the Conversion and Reorganization," "Tax Aspects," and "Legal and Tax Opinions" in the registration statement/prospectus.

                                /s/ KPMG Peat Marwick LLP

                                KPMG Peat Marwick LLP

Short Hills, New Jersey
February 5, 1998